UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934,

March 15, 2007	0-25053
Date of Report (Date of earliest event reported)	Commission File Number

THEGLOBE.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	14-1782422
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

110 East Broward Boulevard, Suite 1400
Fort Lauderdale, Florida 33301
(Address of Principal Executive Offices) (Zip Code)

(954) 769-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report includes forward-looking statements related to theglobe.com, inc. that involve risks and uncertainties, including statements relating to our ability to raise capital and comply with the terms of the settlement agreement with MySpace, Inc., described below. These forward-looking statements are made in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. For further information about these and other factors that could affect theglobe.com’s future results and business plans, including theglobe’s ability to continue operations as a going concern, please see the Company’s filings with the Securities and Exchange Commission, including in particular our Annual Report of Form 10-K for the year ended December 31, 2005 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. Copies of these filings are available online at http://www.sec.gov. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially and adversely from management expectations.

Item 2.05. Costs Associated with Exit or Disposal Activities

In March 2007, management and the Board made the decision to shutdown the operations of both the Company’s computer games (“Computer Games”) and VoIP telephony services lines of business and to focus 100% of its resources and efforts to further develop its Internet services business, which consists primarily of its Tralliance “.travel” registry business.

The decision to cease all activities related to its Computer Games businesses, includes discontinuing the operations of its magazine publications, games distribution business and related websites. The Company’s decision to shutdown its Computer Games businesses was based primarily on the historical losses sustained by these businesses during the recent past and management’s expectations of continued future losses. The Company is currently in the process of implementing a business shutdown plan, which includes the termination of employee and vendor relationships and the collection and payment of outstanding accounts receivables and payables. The Company is also attempting to sell certain of the businesses’ component assets; however, management does not expect the proceeds from such sales to be significant. As of December 31, 2006, the carrying amount of the major classes of the Computer Games business segment’s assets and liabilities consisted of current assets of $600 thousand, fixed assets of $39 thousand and current liabilities of $321 thousand.

On March 20, 2007, our Board authorized discontinuing the operating, research and development activities of the Company’s VoIP telephony services business and terminating all of the remaining employees of the business. At this time, the Company intends to only incur those costs required to maintain the service obligations of the license agreement with Speecho, LLC. The Company has no plans to actively market the further licensing of its chat, VoIP and video communications technology. The Company’s decision to discontinue the operations of its VoIP telephony services business was based primarily on the historical losses sustained by the business during the past several years, management’s expectations of continued losses for the foreseeable future and estimates of the amount of capital required to attempt to successfully monetize its business. The Company is currently in the process of implementing a business shutdown plan, which includes the termination of its existing carrier and vendor relationships, as well as the payment and/or settlement of outstanding payables. The Company is also attempting to sell certain of the businesses’ component assets; however, management does not expect the proceeds from such sales to be significant. As of December 31, 2006, the carrying amount of the major classes of the VoIP telephony services business segment’s assets and liabilities consisted of current assets of $139 thousand, fixed assets of $182 thousand and current liabilities of approximately $2.3 million.

The Company is in the process of evaluating the recoverability of its existing computer games and VoIP telephony services businesses’ assets, and at this time, management does not anticipate significant future impairment or other charges in this regard. Any such charges, if and when determined to be required, will be recorded when identified. The Company is also in the process of evaluating the amount of costs expected to be incurred in shutting down its Computer Games and VoIP telephony services businesses. The amount of these shutdown costs, including costs related to employee termination benefits and vendor contract termination costs are not yet certain, however, at the present time, management believes that total cash expenditures for shutdown costs will range between $20 thousand and $135 thousand for the Computer Games business and between zero and $700 thousand for the VoIP telephony services business. Management currently expects the shutdown of the Computer Games and VoIP telephony services businesses to be substantially completed by the end of the second quarter of 2007.

Item 8.01. Other Events

On June 1, 2006, MySpace, Inc. (“MySpace”) filed a lawsuit in the United States District Court for the Central District of California against theglobe.com, Inc. (the “Company”). The case is styled MySpace, Inc. v theglobe.com, CV 06-3391-RGK. MySpace alleged that the Company sent at least 100,000 unsolicited and unauthorized commercial email messages to MySpace members using MySpace user accounts improperly established by the Company, that the user accounts were used in a false and misleading fashion and that the Company's alleged activities constituted violations of the CAN-SPAM Act, the Lanham Act and California Business & Professions Code § 17529.5, as well as trademark infringement, false advertising, breach of contract, breach of the covenant of good faith and fair dealing, and unfair competition. MySpace seeks monetary penalties, damages and injunctive relief for these alleged violations. It asserts entitlement to recover "a minimum of" $62.3 million damages, in addition to three times the amount of MySpace's actual damages and/or disgorgement of the Company's purported profits from alleged violations of the Lanham Act, punitive damages and attorneys’ fees. Subsequent discovery in the case disclosed that the total number of unsolicited messages was approximately 400,000.

On February 28, 2007, the Court entered an order (the “Order”) granting in part MySpace’s motion for summary judgment, finding that the Company was liable for violation of the CAN-SPAM Act and the California Business & Professions Code, and for breach of contract (as embodied in MySpace’s “Terms of Service” contract). The Order also upheld as valid that portion of MySpace’s Terms of Service contract which provides for liquidated damages of $50 per email message sent after March 17, 2006 in violation of such Terms. The Company estimates that approximately 110,000 of the emails in question were sent after such date, which could have resulted in damages of approximately $5.5 million. In addition, the CAN-SPAM Act provides for statutory damages of between $100 and $300 per email sent in violation of the statute. Total damages under CAN-SPAM could therefore have ranged between about $40 million to about $120 million. In addition, under the California Act, statutory damages of $1,000,000 “per incident” could have been assessed.

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On March 15, 2007, the Company entered into a Settlement Agreement with MySpace whereby it agreed to pay MySpace $2,550,000 on or before April 5, 2007 in exchange for a mutual release of all claims against one another, including any claims against the Company’s directors and officers. As part of the settlement, Mike Egan, the Company’s CEO, who is also an affiliate of the Company, agreed to enter into an agreement with MySpace on or before April 5th pursuant to which he would, among other things, provide a letter a credit, cash or other equivalent security (collectively, “Security”) in form and substance satisfactory to MySpace. Such Security is to expire and be released on the 100th day following the Company’s payment of the foregoing $2,550,000 so long as no bankruptcy petition, assignment for the benefit of creditors or like liquidation, reorganization or insolvency proceeding is instituted or filed related to the Company during such 100-day period.

The Company does not currently have the resources to both pay the $2,550,000 settlement amount and to fund operations beyond a short period of time. The Company intends to seek to raise capital or otherwise borrow funds with which to pay such amount and otherwise to fund operations. Although there is no commitment to do so, any such funds would most likely come primarily from Mr. Egan or affiliates of Mr. Egan or the Company. Any such capital raised would not be registered under the Securities Act of 1933 and would not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. There can be no assurance that the Company will be successful in raising such capital or borrowing such funds and any capital raised will likely result in very substantial dilution of the number of shares outstanding or which could be outstanding upon the exercise or conversion of any derivative securities issued by the Company as part of such capital raise. The failure to pay the $2,550,000 to MySpace and/or the failure to satisfactorily provide the Security would result in a resumption of the litigation with MySpace and, in all likelihood, would have a material adverse effect on the Company, including the potential bankruptcy and cessation of business of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2007	theglobe.com, inc.

	By:	/s/ Edward Cespedes
Edward Cespedes, President

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